Stephen C. Van Arsdell Appointed to Mueller Water Products’ Board of Directors

ATLANTA, GA, July 15, 2019 - Mueller Water Products, Inc. (NYSE: MWA) announced today that Stephen C. Van Arsdell was appointed to its board of directors.
Mr. Van Arsdell is a former Senior Partner of Deloitte LLP, where he served as Chairman, Chief Executive Officer, and Chief Quality Officer of Deloitte & Touche LLP (“D&T”), Deloitte’s accounting, auditing, capital markets, and risk advisory subsidiary, from June of 2010 through June of 2012. As CEO of D&T, he was fully responsible for leading a multi-billion dollar professional practice with over 15,000 professionals.
Mr. Van Arsdell was also a member of Deloitte’s board and its Executive Committee, the senior management body of the U.S. Firm, participating actively in the development and execution of the Firm’s strategic initiatives both in the U.S. and globally. As a member of the Global Audit Leadership Team, he traveled extensively to participate in the development of the strategic plans for and in the oversight of Deloitte’s global audit practice.
Since 2015, Mr. Van Arsdell has been a member of the Audit Committee of Brown Brothers Harriman & Co. and, since 2017, a member of the First Midwest Bancorp, Inc. Audit Committee (serving as its Chair), Nominating and Corporate Governance Committee, and Advisory Committee. He also is a member of the Dean’s Advisory Council for the Gies College of Business at the University of Illinois and a member of the Board of Directors of the University of Illinois Alumni Alliance, of which he is a past Chair.
Mr. Van Arsdell earned both his Bachelor of Science degree in Accounting as a James Scholar and his Master of Accounting Science degree from the University of Illinois.
“Steve’s extensive executive leadership experience, superb accounting and financial skills, and well-recognized record of business success, add further strength to our Board,” said Mark O’Brien, Chairman of the Board of Mueller Water Products. Scott Hall, President and Chief Executive Officer said, “I believe Steve’s participation on the board will be invaluable to us as we continue to position the Company for growth.”

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets, net sales growth, organic adjusted operating income and adjusted EBITDA growth, capital allocation and growth strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.
Mueller refers to one or more of Mueller Water Products, Inc. a Delaware corporation (“MWP”), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands and krauszusa.com to learn more.

Investor Relations Contact:
Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact:
Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

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